Dean Heller
Secretary of State
204 North Carson Street, Suite 1	FILED # C 27903-00
Carson City, Nevada 89701-4299
(775) 684 5708	Oct 0 7 2004
Website: secretaryofstate.biz

Certificate of Change Pursuant

to NRS 78.209

Important: Read attached instructions before completing form.	ABOVE SPACE IF FOR OFFICE USE ONLY

  Name of Corporation:

                    Royal Phoenix

  The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

                    20,000,000 common $0.001 par value

                    5,000,000 preferred $0.001 par value

  The number of authorized shares and the par value , if any, of each class or series, if any, of shares after the change:

                    60,000,000 common $0.001 par value

                    5,000,000 preferred $0.001 par value

  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

There are currently 9,615,000 common shares issued. Following the 3 for 1 forward split, an additional 19,335,000 common shares shall be issued for a total of 28,950,000 common shares issued and outstanding after the change.

  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

                    Fractional shares shall be rounded up.

  Effective date of filing (optional):                        10/12/04

                                                                (must not be later than 90 days after the certificate is filed)

  Officer Signature: /s/ Joseph Scott Wilson                                                        President

                                                                         Signature                                                                                                 Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.208 2003
Revised on: 10/24/03